Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-3 dated March 25. 2021 of Akers Biosciences, Inc. and the related Prospectus included therein, of our report dated March 1, 2021, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K for the year ended December 31, 2020 of Akers Biosciences, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

March 25, 2021